UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021 (March 18, 2021)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) 212-905-1000

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 18, 2021, PennantPark Floating Rate Capital Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, PennantPark Investment Advisers, LLC, and Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc. and Truist Securities, Inc., as representatives of the several underwriters named on Schedule A to the Underwriting Agreement, in connection with the issuance and sale of $100,000,000 aggregate principal amount of the Company’s 4.25% Notes due 2026 (the “Offering”).

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-235532) previously filed with the Securities and Exchange Commission (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated March 18, 2021 (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated March 18, 2021 (the “Final Prospectus Supplement”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.

Indenture

On March 23, 2021, the Company and American Stock Transfer & Trust Company, LLC (the “Trustee”), entered into the Indenture (the “Base Indenture”), and a First Supplemental Indenture to the Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The First Supplemental Indenture relates to the Offering.

The Company’s 4.25% notes due 2026 (the “Notes”) will mature on April 1, 2026 and may be redeemed in whole or in part at the Company’s option. The Notes bear interest at a rate of 4.25% per year payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2021. The Notes will be the Company’s direct unsecured obligations and will rank pari passu in right of payment with the Company’s current and future unsecured unsubordinated indebtedness, senior to any of the Company’s future indebtedness that expressly states it is subordinated in right of payment to the Notes, effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured, but to which the Company subsequently grant security) to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, financing vehicles, or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement, the Preliminary Prospectus Supplement, and the Final Prospectus Supplement. The transaction closed on March 23, 2021. The net proceeds to the Company were approximately $96.8 million, based on the public offering price per Note of 99.441% of the aggregate principal amount thereof, after deducting the underwriting discounts and commissions of $2.0 million payable by the Company and estimated offering expenses of approximately $600,000 payable by the Company. The Company intends to use the net proceeds to reduce outstanding obligations under its credit facility, to invest in new or existing portfolio companies or for other general corporate or strategic purposes.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, First Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated March 18, 2021 by and among the Company, PennantPark Investment Advisers, LLC, and Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc. and Truist Securities, Inc., as representatives of the several underwriters named on Schedule A thereto.

4.1	Indenture, dated as of March 23, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC, as trustee.

4.2	First Supplemental Indenture, dated as of March 23, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC, as trustee.

4.3	Form of 4.25% Notes due 2026 (Incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Dechert LLP.

5.2	Opinion of Venable LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNANTPARK FLOATING RATE CAPITAL LTD.

Date: March 23, 2021	By:	/s/ Aviv Efrat
Aviv Efrat
Chief Financial Officer & Treasurer